EX 99-2

Selected operating data for as of and for the year ending December 31, 2002 follows:

Selected Operating Data - In Thousands - UNAUDITED
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    Year Ending December 31, 2002
        Operating revenues                                 $ 693,872
        Operating income                                      75,302
        Net income applicable to common shareholder           62,065
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Selected Balance Sheet Data - In Thousands - UNAUDITED
--------------------------------------------------------------------
    At December 31, 2002
        Total assets                                     $ 1,009,813
        Short-term borrowings                                 39,462
        Long-term debt, including current obligations        378,943
        Total shareholder's squity                           371,991
        Total capitalization, including
          current obligations                                751,278
        Equity as a percent of total capitalization,
          including current obligations                          50%
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The effects of the restatement on summarized financial data as of and for the year ending December 31, 2001 follows:

Selected Operating Data - UNAUDITED              Year Ended December 31, 2001
--------------------------------------------------------------------------------
In thousands                                 As Reported  Adjustment As Restated
------------------------------------------   -----------  ---------- -----------
    Operating revenues                        $ 479,984   $ (2,589)  $ 477,395
    Operating income                             55,667       (803)     54,864
    Net income applicable to common
     shareholder                                 42,462     (4,883)     37,579

Selected Balance Sheet Data - UNAUDITED             At December 31, 2001
--------------------------------------------------------------------------------
In thousands                                 As Reported  Adjustment As Restated
-------------------------------------------  -----------  ---------- -----------
        Total assets                          $ 973,222   $ (5,769)  $ 967,453
        Short-term borrowings                    80,664          -      80,664
        Long-term debt, including current
         obligations                            341,162          -     341,162
        Total shareholder's equity              333,816     (4,883)    328,933
        Total capitalization, including
         current obligations                    675,438     (4,883)    670,555
        Equity as a percent of total
         capitalization, including
         current obligations                        49%                    49%
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The Company cautions that actual results could differ materially from those contained in this filing, since the audit of the above periods has not been completed. Specifically, the reaudit of its 2000 financial statements could result in restating its results from 2000, 2001, and 2002.